UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2024

New Mountain Net Lease Trust

(Exact name of registrant as specified in its charter)

Maryland	000-56701	99-6897976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1633 Broadway, 48th Floor

New York, NY 10019

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 720-0300

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under the heading “Independent Trustee Compensation” under Item 5.02 of this Current Report on Form 8-K (this “Current Report”) is hereby incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Trustees

On December 16, 2024, Adam Weinstein, the sole trustee of New Mountain Net Lease Trust, a Maryland statutory trust (the “Company”), increased the size of the board of trustees of the Company (the “Board”) to seven members and elected each of Teddy Kaplan, Michael McCarthy, Sheila K. McGrath, Stuart B. Brown, Bruce D. Martin and Keven J. Lindemann to the Board to fill the vacancies created by such increase, effective December 16, 2024. The Board has determined that each of Messrs. Brown, Martin and Lindemann and Ms. McGrath is independent in accordance with the Declaration of Trust (as defined below) and the Company’s Corporate Governance Guidelines. The selection of Messrs. Brown, Martin and Lindemann and Ms. McGrath to serve as a trustee was not pursuant to any arrangement or understanding with any other person. Each trustee will serve until his or her resignation, removal, death, disqualification, or adjudication of legal incompetence or the election and qualification of his or her successor. There are no transactions between the Company and any of the trustees that would be required to be reported under Item 404(a) of Regulation S-K.

Messrs. Brown, Martin and Lindemann and Ms. McGrath will serve on the Audit Committee of the Board and Mr. Brown will serve as the Chairperson of the Audit Committee. The Board has determined that each of Messrs. Brown, Martin and Lindemann and Ms. McGrath meet all applicable requirements to serve on the Company’s Audit Committee, including the rules and regulations of the SEC.

Biographical information for each of the trustees elected is set forth below.

Teddy Kaplan, 50, has served as a Trustee of the Company since December 2024 and the Company’s Chief Executive Officer and President since August 2024. Mr. Kaplan serves as Managing Director of New Mountain Capital, L.L.C., a Delaware limited liability company (“New Mountain”), and New Mountain Net Lease (“NMNL”) Portfolio Manager, having joined New Mountain in 2016. Prior to joining New Mountain, he was Managing Director of Angelo, Gordon & Co., where he was instrumental in the formation and management of Angelo, Gordon’s net lease real estate funds from 2006 to 2015. Mr. Kaplan was Co-Manager of Angelo Gordon’s first two net lease funds, with combined committed equity capital of approximately $720 million. He served on the investment committees of all Angelo Gordon net lease funds, including the firm’s third net lease fund, which had committed equity capital in excess of $1 billion. Prior to that, he was with W. P. Carey Inc. from 2003 to 2006, where he led the origination, underwriting, and financing of net lease real estate investments in a wide range of industries. Since 2003, Mr. Kaplan has originated, underwritten, and financed over $5 billion in net lease and other real estate transactions. Mr. Kaplan previously worked at Meyer, Duffy & Associates making private equity investments in growth and early-stage companies and at Brown Brothers Harriman in corporate and financial sponsors banking. Mr. Kaplan received his B.S. from the McIntire School of Commerce at the University of Virginia with a concentration in Finance in 1996 and his M.B.A. from Columbia Business School in 2003.

Michael McCarthy, 44, has served as a Trustee of the Company since December 2024 and is Managing Director, Operations, of New Mountain, having joined New Mountain in 2005. Mr. McCarthy focuses on firm operations and New Mountain Wealth Solutions. He previously worked in equity trading at Gartmore Separate Accounts, LLC and at Deutsche Bank in Derivative Operations. He received his B.S., cum laude, in Finance from Fairfield University in 2002. He is a CFA charterholder.

Independent Trustees

Sheila K. McGrath, 59, has served as an independent trustee since December 2024. Ms. McGrath has more than 25 years of experience covering real estate investment trusts as an equity analyst. She has served on the board of directors of Mid-America Apartment Communities, Inc. (NYSE: MAA), a publicly-traded real estate investment trust, since September 2024, Alexandria Real Estate Equities, Inc. (NYSE: ARE), a publicly-traded real estate investment trust, since December 2023 and on the board of directors of Granite Pointe Mortgage Trust Inc. (NYSE: GPMT) since January 2023. Ms. McGrath was a senior managing director at Evercore ISI covering U.S. equity REITs, real estate operating companies, and Mexican real estate investment vehicles, or FIBRAs, from 2012 until 2022. Prior to joining Evercore ISI, she was managing director and sector head for REIT research at Keefe, Bruyette & Woods for five years and was a member of the firm’s Research Review Committee and Leadership Committee. Between 1994 and 2007, Ms. McGrath covered real estate investment trusts and real estate operating companies as an equity research analyst at several firms, including Smith Barney and UBS. Ms. McGrath is an active member of the National Association of Real Estate Investment Trusts (NAREIT), including roles on the Advisory Board of Governors and Real Estate Investment Advisory Council (REIAC). She also serves on and was a founding member of the Advisory Board of Rutgers Business School’s Center for Women in Business (CWIB). Ms. McGrath received her B.A. in Economics from Lafayette College and her M.B.A. in Finance from Rutgers University.

Stuart B. Brown, 58, has served as an independent trustee since December 2024. Mr. Brown is a global financial executive with a record of strategic transformation in diverse industries across economic cycles. In 2023, Mr. Brown founded Ellingwood Advisors LLC to serve as a consultant helping innovative and impactful start-ups mature into growth companies while also serving larger organizations with interim leadership roles. He has served on the Board of 4D Path, an early-stage healthcare technology company, since May 2023. Mr. Brown served as the Chief Financial Officer of Inari Agriculture from September 2020 to June 2023, as the Interim Chief Financial Officer of Casper Sleep (NYSE: CSPR) from April 2020 to September 2020, and as Executive Vice President and Chief Financial Officer of Iron Mountain (NYSE: IRM) from 2016 to 2020. Prior to joining Iron Mountain, from September 2011 to June 2016, Mr. Brown served as executive vice president and Chief Financial Officer of Red Robin Gourmet Burgers, Inc., a publicly held chain of casual dining restaurants. From October 2006 to September 2011, Mr. Brown served as Chief Financial Officer for DCT Industrial Trust Inc., a publicly held industrial REIT. Mr. Brown holds a bachelor’s degree in business administration degree and a master’s degree in accountancy from the University of Georgia.

Bruce D. Martin, 55, has served as an independent trustee since December 2024. Mr. Martin is the Founder and Managing Member of Still Lake Capital, LLC, which acts as the general partner of Still Lake Value Partners, L.P., a roughly $50 million private limited partnership. Prior to founding Still Lake, Mr. Martin was the Managing Director, Executive Committee Member and Portfolio Manager at Angelo, Gordon & Co. from 1999 to 2016, where he was primarily responsible for the firm’s CLOs and other performing credit investment vehicles. Mr. Martin received his Bachelor of Arts, Major in Mathematics, from State University of New York at Binghamton and his Master of Business Administration from Northeastern University Graduate School of Business.

Keven J. Lindemann, 55, has served as an independent trustee since December 2024. Mr. Lindemann currently serves as the Executive Director of the White Ruffin Byron Center for Real Estate at the University of Virginia, having previously served as the Executive-in-Residence from October 2023 to January 2024. He served as the Senior Director, Global Head of Real Estate at S&P Global Market Intelligence from 2019 to July 2023. Mr. Lindemann received his Bachelor of Arts, History from the University of Virginia and his Master of Business, Management, Finance and Real Estate from the University of Denver.

In connection with the election of such trustees, the Company entered into an indemnification agreement with each of Messrs. Kaplan, McCarthy, Weinstein, Brown, Martin and Lindemann and Ms. McGrath, effective as of December 16, 2024. The terms of the indemnification agreement are substantially identical to the terms of the indemnification agreements the Company has entered into with each of its other trustees and executive officers. The indemnification agreement requires, among other things, that, subject to certain limitations, the Company will indemnify each of Messrs. Kaplan, McCarthy, Weinstein, Brown, Martin and Lindemann and Ms. McGrath and advance to such trustee all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. This description of the indemnification agreement is a summary and is qualified in its entirety by the full terms of the Company’s form of indemnification agreement, which was included as Exhibit 10.2 to Amendment No. 1 to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on November 27, 2024 (“Amendment No. 1”), and incorporated herein by reference.

For their service as a trustee, each of Messrs. Brown, Martin and Lindemann and Ms. McGrath will be compensated in accordance with the Compensation Policies (as defined below).

Independent Trustee Compensation

On December 16, 2024, the Board adopted an independent trustee compensation policy (the “Independent Trustee Compensation Policy”) and a “form of” independent trustee restricted share unit agreement (the “Independent Trustee Restricted Share Unit Agreement” and, together with the Independent Trustee Compensation Policy, the “Compensation Policies”). Pursuant to the terms of the Compensation Policies, each of the Company’s non-employee trustees who are not affiliated with New Mountain Finance Advisers, L.L.C., a Delaware limited liability company (the “Adviser”), or New Mountain will be compensated for their service as a trustee with an annual retainer of $100,000 (the “Annual Compensation”), plus an additional annual cash retainer of $10,000 for the chairperson of the Audit Committee. As set forth in the Compensation Policies, 75% of the Annual Compensation is payable in cash in quarterly installments and the remaining 25% of the Annual Compensation is payable in restricted common share units (“RSUs”) at a price per RSU equal to the most recently determined net asset value per Class E share as of the date of grant and shall vest one year from the date of grant. In addition, on December 16, 2024, the Board approved initial grants of RSUs as set forth in the Compensation Policies, which are expected to be issued on or before the third business day following the initial closing of the Company’s continuous private offering.

The description of each of the Compensation Policies is a summary and is qualified in its entirety by the full terms of the Compensation Policies, which are filed as Exhibits 10.1 and 10.2 to this Current Report and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on December 16, 2024, the Company entered into an Amended and Restated Declaration of Trust (the “Declaration of Trust”), which amended and restated the Company’s Declaration of Trust, dated August 5, 2024.

In connection with the execution of the Declaration of Trust, effective on December 16, 2024, the Company adopted Bylaws.

Descriptions of the Declaration of Trust and Bylaws were included under “Item 5. Trustees and Executive Officers—Corporate Governance,” “Item 11. Description of Registrant’s Securities to be Registered—Description of Shares of Beneficial Interest” and “Item 12. Indemnification of Trustees and Officers—Declaration of Trust” of Amendment No. 1. Such descriptions are incorporated by reference herein.

The foregoing description of each of the Declaration of Trust and Bylaws is qualified in its entirety by reference to the full text of the Declaration of Trust and Bylaws, which are filed as Exhibits 3.1 and 3.2 to this Current Report and incorporated herein by reference.

Item 8.01.	Other Events.

Share Repurchase Plan and Distribution Reinvestment Plan

On December 16, 2024, the Board adopted a share repurchase plan (the “Share Repurchase Plan”), pursuant to which shareholders may request on a quarterly basis that the Company repurchase all or any portion of their common shares, subject to certain limitations as set forth therein. The aggregate NAV of total repurchases of Class A shares, Class I shares, Class F shares and Class E shares under its share repurchase plan is limited to no more than 5% of the Company’s aggregate NAV per calendar quarter (measured using the average aggregate NAV as of the end of the immediately preceding three months).

In addition, on December 16, 2024, the Board adopted a distribution reinvestment plan (the “DRP”), whereby Class I shareholders can elect to have their cash distributions reinvested in Class I shares commencing with any distribution paid on or after July 1, 2025.

The foregoing description of each of the Share Repurchase Plan and DRP does not purport to be complete and is qualified in its entirety by reference to the Share Repurchase Plan and the DRP, which are filed as Exhibits 4.1 and 4.2 to this Current Report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Declaration of Trust of New Mountain Net Lease Trust, dated December 16, 2024
3.2	Bylaws of New Mountain Net Lease Trust, dated December 16, 2024
4.1	Share Repurchase Plan
4.2	Distribution Reinvestment Plan
10.1	Independent Trustee Compensation Policy
10.2	Form of Independent Trustee Restricted Share Unit Award Agreement
104	Cover Page Interactive Data File (embedded within the XBRL file)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN NET LEASE TRUST

Date: December 20, 2024
	By:	/s/ Teddy Kaplan
	Name:	Teddy Kaplan
	Title:	President and Chief Executive Officer